Exhibit 2.2
                                 Amendment No. 1

                          TO THE ACQUISITION AGREEMENT

             THIS AMENDMENT NO. 1 TO THE ACQUISITION AGREEMENT is made and entered into effective as of August 4, 2001 by and among ADC Telecommunications, Inc., a Minnesota corporation, ADC Broadband Communications, Inc., a Delaware corporation, ADC International Holding Company, a Minnesota corporation, ADC Phasor Electronics GmbH, an Austrian company, ADC Argentina, S.R.L., an Argentine limited liability company, and C-COR.net Corp., a Pennsylvania corporation, Broadband Capital Corp., a Delaware corporation, Broadband Royalty Corp., a Delaware corporation, and C-COR Europe Holding, B.V., a Netherlands corporation.

         Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Acquisition Agreement between the above parties, dated as of July 9, 2001 and amended as of August 4, 2001 (the "Acquisition Agreement").

         WHEREAS, Section 9.10 of the Acquisition Agreement permits the parties to amend the terms and conditions of the Acquisition Agreement provided such amendment is made in writing signed by the parties.

         NOW THEREFORE, the parties hereby agree to amend the Acquisition Agreement as follows:

         1. Paragraph (a) of Section 5.8 of the Acquisition Agreement is hereby amended and restated in its entirety as follows:

         (a) For a period of three (3) years from and after the Closing Date, Sellers will not and will cause their majority-owned and controlled Affiliates (other than natural persons) not to, other than in the performance of Sellers' obligations under this Agreement or the Ancillary Agreements, directly or indirectly (i) manufacture, distribute, design, sell, offer or promote products directly competing with products within the BRC Exclusive Field of Use (as defined in the License Agreement) (the "BCD Protected Business"), or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control of any person or entity who or which at any relevant time during such period is engaged in any business directly competing with the BCD Protected Business; provided however, that nothing in this Section 5.8 shall prohibit Sellers from manufacturing, distributing, designing, selling, offering or promoting any products that may be used in more than one application (even if one of such applications is within the BCD Protected Business) so long as such activities are not targeted by Sellers, whether by design of the product or marketing efforts, at BRC's Exclusive Field of Use (as defined in the License Agreement). Provided further, nothing contained herein shall prevent Sellers or any of their Affiliates from owning securities in any entity that may be engaged in the Protected Business, but only to the extent Sellers and their Affiliates, collectively, do not own, of record or beneficially, more than five percent (5%) of the outstanding beneficial ownership of such entity.

         2. Paragraph (a) of Section 5.11 of the Acquisition Agreement is hereby amended and restated in its entirety as follows:

         (a) Any information provided to Buyers or their representatives or Affiliates pursuant to this Agreement shall be held by Buyers and their Affiliates in accordance with, and shall be subject to the terms of, the letter agreement between C-COR.net and ADC (the "Confidentiality Agreement"), which is hereby incorporated in this Agreement as though fully set forth herein and in accordance with such other terms and conditions as may otherwise be agreed by the parties; provided, that the provisions of the Confidentiality Agreement shall expire following the Closing (except with respect to the provisions contained in the first paragraph on page 2 of the Confidentiality Agreement).

         3. Except as specifically provided herein, all other terms and conditions of the Acquisition Agreement remain in full force and effect, and this Amendment No. 1 to the Acquisition Agreement shall not be construed to amend or waive any provisions of the Acquisition Agreement except as specifically set forth above.

         4. This Amendment No. 1 to the Acquisition Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with, and governed by the laws of the State of Delaware (without regard to conflict of laws principles).

         5. This Amendment No. 1 to the Acquisition Agreement may be executed in any number of separate counterparts, all of which when executed and delivered, shall be deemed to be one and the same instrument.

         6. This Amendment No. 1 shall inure to the benefit of and be binding upon the Buyers and the Sellers and their respective successors, heirs and assigns.















                            [Signature Page Follows]

The parties have executed this Amendment No. 1 to the Acquisition Agreement on the day and year first above written.

BUYERS:


C-COR.NET CORP.                                      C-COR EUROPE HOLDING, B.V.


By:   /s/ William T. Hanelly            By:      /s/ Gerhard Nederlof
    ------------------------------          ------------------------------------

Its:   Vice President, Finance          Its:    Managing Director
    ------------------------------          ------------------------------------


BROADBAND CAPITAL CORP.                     BROADBAND ROYALTY CORP.


By:   /s/ George M. Savereno            By:        /s/ George M. Savereno
   -------------------------------         -------------------------------------

Its:   President                        Its:      President
    ------------------------------         -------------------------------------


SELLERS:


ADC TELECOMMUNICATIONS, INC.                ADC BROADBAND
COMMUNICATIONS, INC.


By:   /s/ Robert E. Switz               By:        /s/ Robert E. Switz
   -------------------------------         -------------------------------------

Its:                                    Its:
    ------------------------------         -------------------------------------


ADC INTERNATIONAL HOLDING           ADC PHASOR ELECTRONICS GMBH
COMPANY

By:   /s/ Robert E. Switz               By:     /s/ David A. Almeida
   -------------------------------         -------------------------------------

Its:                                    Its:      Director
    ------------------------------           -----------------------------------


ADC ARGENTINA, S.R.L.

By:   /s/ Segismundo Casimiro Ulanowicz
     -------------------------------------------

Its:    Director, Marketing
     -------------------------------------------